UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 24, 2026, eXp World Holdings, Inc. (the “Company”) convened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) as scheduled and adjourned the Annual Meeting without any business being conducted in order to give all stockholders the fullest opportunity to make their voices heard.

The Company announced that the Annual Meeting will be reconvened at 12:00 p.m. Eastern Time on May 8, 2026. The Company’s stockholders will be able to attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/EXPI2026.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Annual Meeting. Only the holders of the Company’s common stock as of the close of business on February 27, 2026, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. Stockholders who have voted do not need to recast their votes, and proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked. Stockholders holding shares as of the record date, who have not yet voted, are encouraged to vote by 11:59 p.m., Eastern Time, on May 7, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: April 24, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel